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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Western United Holding Company has the following subsidiaries:

      Name of Subsidiary                     State of Incorporation
      ------------------                     ----------------------
Western United Life Assurance Company              Washington